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                                                                      EXHIBIT 16


February 19, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Gentlemen:

We have read Item 4 of Form 8-K Amendment No. 1 dated February 19, 2002, of Digital Descriptor Systems, Inc. and are in agreement with the statements contained in paragraphs 1, 2, 3 and 4 on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                             /s/ Ernst & Young LLP
                                             -----------------------------------
                                             Ernst & Young LLP